Exhibit 8.2

26/F HKRI Centre One, HKRI Taikoo Hui,

288 Shimen Road (No. 1),

Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

LEGAL OPINION

To	I-Mab

    Suite 802, West Tower, OmniVision Tech Park

    88 Shangke Road

    Pudong New District, Shanghai

    People’s Republic of China

RE	PRC Legal Opinion on Certain PRC Law Matters

February 5, 2021

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 1). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We act as PRC counsel to I-Mab (the “Company”), a company incorporated under the laws of the Cayman Islands and listed on the Nasdaq Stock Market, in connection with a public offering of American Depositary Shares (“ADSs”) offered by certain selling shareholders, each ten (10) ADSs representing twenty-three (23) ordinary shares of the Company, par value US$0.0001 per share (the “Offering”), in accordance with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579

Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050

New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

In so acting, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (collectively, the “Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed (i) the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents; (ii) no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion; and (iii) each of the parties to the Documents is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

1.	The following terms as used in this Opinion are defined as follows:

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)

Enforceability of Civil Procedures. There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the directors and officers of the Company if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest.

(2)

Taxation. The statements set forth under the caption “Taxation” in the Prospectus insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(3)

Statements in the Prospectus. The statements in the Prospectus under the headings, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

3.	This Opinion is subject to the following qualifications:

(1)

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(2)

This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(3)

This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable or fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee and its legal counsel) without our express prior written consent, except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Enforceability of Civil Liabilities,” “Taxation,” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ JunHe LLP
JunHe LLP

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